Exhibit 99.1

Brunswick Corporation 1 N. Field Court Lake Forest, IL 60045
Telephone 847.735.4700 Facsimile 847.735.4750
www.brunswick.com

Contact:	Daniel Kubera
Director - Media Relations and Corporate Communications
Phone:	847-735-4617
Email:	daniel.kubera@brunswick.com

BRUNSWICK CEO TO PRESENT
AT RAYMOND JAMES INSTITUTIONAL INVESTORS CONFERENCE;
WEBCAST LIVE MARCH 10

LAKE FOREST, Ill., March 3, 2009 – Brunswick Corporation (NYSE: BC) announced today that Chairman and Chief Executive Officer Dustan E. McCoy will present at the Raymond James & Associates 30th Annual Institutional Investors Conference in Orlando, Fla.
McCoy’s presentation will be Webcast live beginning at approximately 3:25 p.m. (EDT) on Tuesday, March 10.  The Webcast can be accessed through the Brunswick Corporation Web site at www.brunswick.com.  Go to the site at least 15 minutes before the presentation to register, download and install any needed audio software.  Replays will be available on the Brunswick site.

About Brunswick

Headquartered in Lake Forest, Ill., Brunswick Corporation endeavors to instill "Genuine Ingenuity"™ in all its leading consumer brands, including Mercury and Mariner outboard engines; Mercury MerCruiser sterndrives and inboard engines; MotorGuide trolling motors; Teignbridge propellers; Arvor, Bayliner, Bermuda, Boston Whaler, Cabo Yachts, Crestliner, Cypress Cay, Harris, Hatteras, Kayot, Lowe, Lund, Maxum, Meridian, Ornvik, Princecraft, Quicksilver, Rayglass, Sea Ray, Sealine, Triton, Trophy, Uttern and Valiant boats; Attwood marine parts and accessories; Land 'N' Sea, Kellogg Marine, Diversified Marine and Benrock parts and accessories distributors; IDS dealer management systems; Life Fitness and Hammer Strength fitness equipment; Brunswick bowling centers, equipment and consumer products; Brunswick billiards tables; and Dynamo, Tornado and Valley pool tables, Air Hockey and foosball tables.  For more information, visit http://www.brunswick.com.